UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 22, 2007
NORTEL NETWORKS LIMITED
(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 28, 2007 Nortel Networks Corporation (“NNC”) announced the closing of the previously announced offering of US$1.15 billion aggregate principal amount of senior unsecured convertible notes (the “Notes”) by NNC to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in Canada to qualified institutional buyers that are also accredited investors pursuant to applicable Canadian private placement exemptions. The press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.
In connection with the offering, NNC, Nortel Networks Limited (“NNL”), NNC’s principal direct operating subsidiary, Nortel Networks Inc. (“NNI”), an indirect subsidiary of NNC, and the representatives of the initial purchasers entered into a purchase agreement (the “Purchase Agreement”) dated March 22, 2007, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. In the Purchase Agreement, NNC, NNL and NNI have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the initial purchasers may be required to make in respect of those liabilities.
In addition, NNC, NNL, NNI and The Bank of New York as trustee (the “Trustee”) entered into an indenture governing the Notes (the “Indenture”) dated as of March 28, 2007, attached hereto as Exhibit 4.1 and incorporated by reference herein.
In connection with the issuance of the Notes, NNC, NNL and NNI also entered into a registration rights agreement dated March 28, 2007 with the representatives of the initial purchasers obligating NNC to file with the U.S. Securities and Exchange Commission (the “SEC”) prior to or on the 191st day after the issuance of the Notes and to use its reasonable best efforts to cause to become effective prior to or on the 283rd day after the issuance of the Notes, a resale shelf registration statement covering the Notes, the related guarantees and the common shares issuable upon conversion of the Notes.
Holders of the Notes will be entitled to the payment of certain additional interest if (i) the resale shelf registration statement is not filed within 191 days after the date of issuance of the Notes, (ii) the resale shelf registration statement does not become effective within 283 days after the date of issuance of the Notes, (iii) after the resale shelf registration statement has become effective, the resale shelf registration statement fails to be effective or usable by the holders without being succeeded within ten business days by a post-effective amendment or a report filed with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended, that cures the failure to be effective or usable, or (iv) after the resale shelf registration statement has become effective, subject to limited exceptions, it ceases to remain effective or otherwise available for more than 45 days in any 90 day period or an aggregate of 120 calendar days in any 12-month period. In the registration rights agreement, NNC, NNL and NNI have agreed to indemnify the holders of the Notes and the initial purchasers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the holders or the initial purchasers may be required to make in respect of those liabilities. The registration rights agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.
NNC expects that the net proceeds from the sale of the Notes will be approximately US$1.125 billion, after deducting commissions payable to the initial purchasers and other offering expenses. NNC plans to use these net proceeds to redeem on or about September 1, 2007 at par a corresponding amount of its US$1.8 billion outstanding principal amount of 4.25% Convertible Notes due 2008. Pending this redemption, NNC plans to invest the net proceeds in money market instruments.
Certain of the initial purchasers and their affiliates have provided in the past to NNC, NNL and NNI and their respective affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the initial purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities, and may do so in the future. The Bank of New York currently acts as trustee under indentures governing the terms of certain outstanding debt securities issued by NNC and NNL and guaranteed by NNC, NNL and/or NNI, as applicable, and may provide from time to time similar services in connection with future securities offerings by NNC, NNL and NNI and their respective affiliates.

NNC owns all NNL’s common shares and NNL is NNC’s principal direct operating subsidiary.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously announced, the Notes issued by NNC consist of US$575 million principal amount of Senior Convertible Notes due 2012 (the “2012 Notes”) and US$575 million of Senior Convertible Notes due 2014 (the “2014 Notes”), in each case, including US$75 million principal amount of Notes issued pursuant to the exercise in full of the over-allotment options granted to the initial purchasers. The 2012 Notes pay interest semi-annually at a rate per annum of 1.75% and the 2014 Notes pay interest semi-annually at a rate per annum of 2.125%. Holders of the Notes will be entitled to the payment of additional interest under certain circumstances set forth in the registration rights agreement, as described above in Item 1.01. The Notes are fully and unconditionally guaranteed by NNL, and initially guaranteed by NNI. The Notes are senior unsecured obligations of NNC and will rank pari passu with all other senior obligations of NNC. Each guarantee is the senior unsecured obligation of the respective guarantor and ranks pari passu with all other senior obligations of that guarantor.
The 2012 Notes and 2014 Notes are each convertible into common shares of NNC at any time based on an initial conversion rate of 31.25 common shares per $1,000 principal amount of Notes (which is equal to an initial conversion price of $32.00 per common share), in each case subject to adjustment in certain events, including a change of control.
NNC may redeem each series of Notes in the event of certain changes in applicable Canadian withholding taxes. NNC may redeem the 2012 Notes and the 2014 Notes at any time on or after April 15, 2011 and April 15, 2013, respectively, in each case at the redemption prices set forth in the Indenture. Holders of Notes who convert their Notes in connection with certain events resulting in a change in control may be entitled to a “make-whole” premium in the form of an increase in the conversion rate.
Upon a change of control, NNC will be required to offer to repurchase the Notes for cash at 100% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to but not including the date of repurchase. In the event of certain events of default under the Indenture either the Trustee or the holders of not less than 25% in principal amount of the then-outstanding Notes of each affected series may declare the principal of, and premium, if any, on all Notes of such series to be due and payable, together with accrued interest.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Indenture dated as of March 28, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and The Bank of New York, as trustee.

10.1	Purchase Agreement dated March 22, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the representatives of the initial purchasers.

10.2	Registration Rights Agreement dated March 28, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the representatives of the initial purchasers.

99.1	Press release issued by Nortel Networks Corporation on March 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Peter W. Currie
Peter W. Currie
Executive Vice-President and Chief Financial Officer

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated: March 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 28, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and The Bank of New York, as trustee.

10.1	Purchase Agreement dated March 22, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the representatives of the initial purchasers.

10.2	Registration Rights Agreement dated March 28, 2007 among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the representatives of the initial purchasers.

99.1	Press release issued by Nortel Networks Corporation on March 28, 2007.

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